4
                                                               FORM 8-K --------

                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                                 WASHINGTON, DC 20549

                                    FORM  8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date  of  Report  (Date  of  earliest  reported)     February  15,  2002

                           USA VIDEO INTERACTIVE CORP.
             (Exact name of registrant as specified in its chapter)
             ------------------------------------------------------

                  WYOMING          0-29651          06-15763-91
    (State or other jurisdiction          (Commission          (IRS Employer
       of incorporation          File Number)          Identification No.)
       ----------------          ------------          -------------------

               70 ESSEX STREET, MYSTIC, CONNECTICUT          06355
                    (Address of principal executive offices)          (Zip Code)
                    ----------------------------------------          ----------

                                 (800) 625-2200
               Registrant's telephone number, including area code

                                 Not Applicable
          (Former name or former address, if changed since last report)

ITEM  5.  OTHER  EVENTS  AND  REGULATION  FD  DISCLOSURE.

On February 15, 2002 the Registrant announced that it has completed a contract with Miriam Masullo, PhD, to promote her campaign for election to the United States House of Representatives.

ITEM  7.  FINANCIAL  STATEMENTS  AND  EXHIBITS.

Exhibit  99.1     News  Release  dated  February  15,  2002


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     USA  VIDEO  INTERACTIVE  CORP.


Date  :     February  15,  2002          By  :     /s/  Anton  J.  Drescher
            -------------------                    ------------------------
               ANTON  J.  DRESCHER,
               CORPORATE  SECRETARY

                               [GRAPHIC  OMITED]





USVO'S ZMAIL SELECTED TO DELIVER INTERNET MEDIA CAMPAIGN FOR U.S. CONGRESSIONAL PROSPECT.
USVO'S ZMAIL SELECTED TO DELIVER INTERNET MEDIA CAMPAIGN FOR U.S. CONGRESSIONAL PROSPECT.


MYSTIC,  CONNECTICUT,  FEBRUARY  15,  2002  -  USA Video Interactive Corporation
(OTCBB:  USVO;  CDNX:  US;  BSE/Frankfurt:  USF; http://www.usvo.com/) announced
                                                 --------------------
today that it has completed a contract with Miriam Masullo, PhD, to promote her campaign for election to the United States House of Representatives.

Dr. Masullo, a Republican, has formed an exploratory committee to lay the foundation for a campaign in Connecticut's First Congressional District, during which she intends to use web-based media as an integral solution for spreading her message.

An internationally recognized expert in applying technology to education, Dr. Masullo commented "I have observed and assessed USVO's StreamHQ technology and am excited and confident that its unique capabilities will contribute to the success of my campaign effort in numerous ways. As a prospective member of Congress, I am committed to bringing the educational and business opportunities of the Internet to as many citizens as possible, and I am glad that Zmail is available to help me achieve this goal."

 "We look forward to the dynamic role our technology will play in this year's elections, as candidates discover the intelligent and cost effective communications enabled by StreamHQ," said Edwin Molina, USVO's President and Chief Executive Officer. "Zmail lets candidates target their communications with precision, while adding the dynamism of rich media and interactivity. We anticipate helping many candidates be more effective than ever before with their media dollars."

ABOUT  USA  VIDEO  INTERACTIVE
USVO is a developer and supplier of Internet media delivery services, systems, and innovative end-to-end solutions. The company has developed its StreamHQ(TM) architecture to provide a wide range of business customers with value-added media delivery services. StreamHQ(TM) facilitates the transmission of digitized and compressed video to the user's desktop via multiple modes that take advantage of available connectivity. While competitors take a "one-size-fits-all" streaming approach, StreamHQ(TM) brings unique value propositions to individual vertical markets with functionality designed specifically for those markets. Beyond high quality media delivery, USVO gives its customers media asset management tools and information that provide accountability and return on investment (ROI) for their streaming expenditures. USVO has created Zmail and mediaClix(TM), which use StreamHQ(TM) to deliver rich media campaigns for advertising, marketing, corporate communications, and customer service applications. USVO holds the pioneering patent for store-and-forward video, filed in 1990 and issued by the United States Patent and Trademark Office on July 14, 1992; it has been cited by at least 145 other patents. USVO holds similar patents in Germany, Canada, England, France, Spain, and Italy, and has a similar patent pending in Japan. For more information, visit www.usvo.com.
       ------------

USA Video Interactive Corporate Headquarters Office: 70 Essex Street; Mystic, CT 06355; (800) 625-2200; (860) 572-1560. Canada Office: 837 West Hastings Street;
Suite #507; Vancouver, B.C. V6C 3N6. Trading symbol on the OTCBB: USVO; Trading symbol on The Canadian Venture Exchange: US; Trading Symbol on the Berlin Stock
Exchange: USF. Standard & Poors Listed. CUSIP 902924208. The Canadian Venture Exchange (CDNX) has not reviewed and does not accept responsibility for the adequacy or accuracy of this release. For more information contact: Kevin Yorio, 860-572-1560; info@usvo.com
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